STOCK SUBSCRIPTION OFFER

                          ALPHA MOTORSPORT, INC.

TO:  BOARD OF DIRECTORS:

        1. Subscription:  ____________________________ (the "Undersigned"),
whose address is ________________________________________________________,
hereby offers to subscribe for __________________________________________
(__________) Shares (the "Shares") of Alpha Motorsport, Inc., a Nevada corporation ("the Company") whose address is 240 12th Street, New Westminster, BC Canada V3M 4H2. The par value of the Common Stock is $.001. The Undersigned agrees to pay $.05 per Share, for an aggregate purchase price of ____________________________________ ($__________), payable in full at the time of subscription.

In connection with this investment in the Company, the undersigned hereby represents and warrants as follows:

a) Prior to tendering payment for the Shares, I received a copy of and read the Company's Prospectus dated ______________, 2005; and

b) I am a resident of the State of ______________or am _____ a non-US resident.


Please register the Shares, which I am purchasing in the following name(s):

____________________________________________________________________________

As (check one):

         __Individual          __Tenants in Common       __Existing Partnership
         __Joint Tenants       __Corporation             __Trust
         __Minor with adult custodian under
             the Uniform Gift to Minors Act              __IRA

For the person(s) who will be registered shareholder(s):


________________________________     ________________________________
Signature of Subscriber                   Residence Address

________________________________      ________________________________
Name of Subscriber (Printed)                City or Town

________________________________      _______________________________
Signature of Co-Subscriber State             Zip Code

________________________________     ________________________________
Name of Co-Subscriber (Printed)             Telephone

________________________________     ________________________________
Subscriber Tax I.D. or                  Co-Subscriber Tax I.D. or
Social Security Number                   Social Security Number





ACCEPTED BY:

ALPHA MOTORSPORT, INC.

By: _____________________________
            Officer


Date: ___________________________